Exhibit 99.1

The J. M. Smucker Company Announces Fiscal 2017 Second Quarter Results

ORRVILLE, Ohio, Nov. 17, 2016 /PRNewswire/ -- The J. M. Smucker Company (NYSE: SJM) today announced results for the second quarter ended October 31, 2016, of its 2017 fiscal year. All comparisons are to the second quarter of the prior fiscal year, unless otherwise noted.

EXECUTIVE SUMMARY

  Net sales decreased 8 percent.  Excluding the noncomparable divested U.S. canned milk business, net sales decreased 5 percent.
  Net income per diluted share increased 3 percent to $1.52.
  Adjusted earnings per share was $2.05, an increase of 7 percent, reflecting incremental synergy realization, a lower tax rate, and fewer shares outstanding.
  Incremental synergy realization was $28.5 million in the second quarter and $60.5 million through the first half of fiscal 2017.  The Company remains on track to recognize $100 million of incremental synergies in fiscal 2017.
  Cash provided by operating activities was $136.4 million in the second quarter.  Free cash flow was $102.6 million in the quarter and $291.3 million through the first half of fiscal 2017.
  The Company maintained its full-year fiscal 2017 net sales, earnings, and free cash flow outlook.  Adjusted earnings per share are expected to range from $7.60 to $7.75.

CHIEF EXECUTIVE OFFICER REMARKS

"We delivered record adjusted earnings per share for the fiscal second quarter," said Mark Smucker, Chief Executive Officer. "We continue to make significant progress against our current year priorities and long-term goals. These include achieving sustainable cost reductions that both support the bottom-line and fuel investments in the continued growth of our brands. As an example, we are excited to announce the launch of Nature's Recipe® premium pet food into grocery and mass merchandise outlets later this fiscal year. We are aggressively pursuing a variety of growth opportunities and remain confident about enhancing shareholder value."

NON-GAAP MEASURES AND SEGMENT RESULTS

Beginning May 1, 2016, the Company redefined certain non-GAAP measures and modified its segment profit calculation to exclude amortization expense related to intangible assets, including any related impairment charges. Prior year results have been modified to conform to the new presentation. Additional information is included in the Company's Form 8-K, dated July 25, 2016.

SECOND QUARTER CONSOLIDATED RESULTS

	Three Months Ended October 31,
			% Increase
	2016	2015	(Decrease)
	(Dollars and shares in millions, except per share data)

Net sales	$ 1,913.9	$ 2,077.7	(8%)

Operating income	$ 303.3	$ 313.8	(3%)
Adjusted operating income	396.2	394.4	-

Net income per common share – assuming dilution	$ 1.52	$ 1.47	3%
Adjusted earnings per share	2.05	1.91	7%

Weighted-average shares outstanding – assuming dilution	116.6	119.7	(3%)

Results for the three months ended October 31, 2015, include the Company's former U.S. canned milk business, which was divested on December 31, 2015.

Net Sales
Net sales decreased $163.8 million, including $67.7 million attributed to the divested U.S. canned milk business. Excluding the noncomparable divested business and foreign currency exchange, net sales decreased $96.2 million, or 5 percent. This reflected a 3 percentage point decline from volume/mix driven by the U.S. Retail Pet Foods segment and the Folgers® and Jif® brands. Net price realization was also lower, which was mostly attributed to coffee.

Operating Income
Gross profit decreased $44.4 million, or 6 percent, driven by volume/mix and the loss of U.S. canned milk profits. The impact of lower net price realization was offset by a reduction in commodity and manufacturing overhead costs and incremental synergy realization. Selling, distribution, and administrative ("SD&A") expenses decreased $26.7 million, or 7 percent, primarily driven by synergy realization. Operating income decreased $10.5 million, or 3 percent.

On a non-GAAP basis, adjusted gross profit decreased $26.9 million, or 3 percent, with the primary difference from GAAP results being the exclusion of a $20.2 million unfavorable change in unallocated derivative gains and losses. With the decrease in SD&A expenses, adjusted operating income increased $1.8 million.

Other
Net interest expense decreased $1.6 million, due to reduced debt levels. Income taxes decreased $5.4 million attributed to a lower effective tax rate of 33.2 percent, compared to 34.7 percent in the prior year.

Cash provided by operating activities was $136.4 million. This compared to $275.5 million in the prior year, which benefited from the Company's working capital initiatives.

FULL-YEAR OUTLOOK

The Company updated its full-year fiscal 2017 guidance as summarized below:

	Current	Previous
Comparable net sales increase (decrease) vs prior year	0% to (1%)	0% to (1%)
Adjusted earnings per share	$7.60 - $7.75	$7.60 - $7.75
Free cash flow	$1.0 billion	$1.0 billion
Capital expenditures	$240 million	$240 million
Effective tax rate	33.0%	33.5%

Net sales guidance is unchanged, with net sales expected to decrease in the range of 2 percent to 3 percent from fiscal 2016, reflecting the U.S. canned milk divestiture. Excluding the impact of the divestiture, net sales are expected to range from flat to down 1 percent. Adjusted earnings per share is also unchanged and expected to range from $7.60 to $7.75, based on 116.6 million shares outstanding, with a bias toward the middle to high end of the range. The Company reduced its effective tax rate guidance by 50 basis points to 33.0 percent. Included in earnings guidance is $100 million of incremental synergies in fiscal 2017.

SECOND QUARTER SEGMENT RESULTS

Dollar amounts in the segment tables below are reported in millions.

U.S. Retail Coffee

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY17 Q2 Results	$551.8	$186.5	33.8%
Increase (decrease) vs prior year	(6%)	3%	300bps

Segment net sales decreased $34.3 million, driven by lower net price realization, which was primarily attributed to the impact of the 6 percent list price decline taken across most of the coffee portfolio effective at the beginning of the fiscal year. Volume/mix reduced net sales by 1 percent as lower Folgers® roast and ground volume was partially offset by gains for the Dunkin' Donuts® and Café Bustelo® brands. Segment profit increased $6.1 million, as lower commodity and manufacturing overhead costs more than offset the impact of lower net pricing, volume/mix, and increased marketing expense.

U.S. Retail Consumer Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY17 Q2 Results	$557.3	$118.9	21.3%
Increase (decrease) vs prior year	(13%)	(7%)	150bps

Segment net sales decreased $86.7 million, primarily reflecting the impact of $62.0 million of noncomparable net sales in the prior year related to the divested U.S. canned milk business. Excluding the impact of the divestiture, net sales decreased 4 percent. Volume/mix reduced net sales by 4 percent driven by the Jif® and Pillsbury® brands, partially offset by growth in Smucker's® Uncrustables® frozen sandwiches. Net price realization was also slightly lower. Segment profit decreased $8.4 million. Excluding the loss of U.S. canned milk profits, segment profit increased 3 percent as lower manufacturing overhead costs offset the impact of volume/mix, lower net pricing, and increased marketing expense.

U.S. Retail Pet Foods

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY17 Q2 Results	$531.0	$114.5	21.6%
Increase (decrease) vs prior year	(6%)	-	130bps

Segment net sales decreased $35.7 million, primarily due to volume/mix, which reduced net sales by 5 percent. This was driven by the Meow Mix® and Kibbles 'n Bits® brands. Net price realization was also slightly lower. Segment profit decreased $0.5 million as the impact of volume/mix offset lower manufacturing costs, incremental synergy realization, and a decrease in marketing expense.

International and Foodservice

	Net	Segment	Segment
	Sales	Profit	Profit Margin
FY17 Q2 Results	$273.8	$51.7	18.9%
Increase (decrease) vs prior year	(3%)	(7%)	-90bps

Segment net sales decreased $7.1 million, reflecting noncomparable sales of $5.7 million in the prior year related to the divested U.S. canned milk business. Volume/mix contributed 2 percentage points of growth to net sales and was offset by a decrease in net price realization. Segment profit decreased $3.9 million, reflecting the impact of the divested U.S. canned milk business and an unfavorable net impact of pricing and costs, which was partially offset by volume/mix.

Conference Call

The Company will conduct an earnings conference call and webcast today, November 17, 2016, beginning at 8:30 a.m. Eastern time. To access the webcast, please visit jmsmucker.com/investor-relations.

The J. M. Smucker Company Forward-Looking Statements

This press release contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the ability to achieve synergies and cost savings related to the Big Heart Pet Brands acquisition in the amounts and within the time frames currently anticipated and to effectively manage the related integration costs; the ability to generate sufficient cash flow to meet the Company's deleveraging objectives; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies employed to manage commodity pricing risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the businesses, including the introduction of new products; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the impact of food security concerns involving either the Company's or its competitors' products; the impact of accidents, extreme weather, and natural disasters; the concentration of certain of the Company's businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the ability to manage and maintain key relationships; the timing and amount of capital expenditures and share repurchases; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the Company's most recent Annual Report on Form 10-K. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

About The J. M. Smucker Company

For nearly 120 years, The J. M. Smucker Company has been committed to offering consumers quality products that bring families together to share memorable meals and moments. Today, Smucker is a leading marketer and manufacturer of consumer food and beverage products and pet food and pet snacks in North America. In consumer foods and beverages, its brands include Smucker's®, Folgers®, Jif®, Dunkin' Donuts®, Crisco®, Pillsbury®, R.W. Knudsen Family®, Hungry Jack®, Café Bustelo®, Martha White®, truRoots®, Sahale Snacks®, Robin Hood®, and Bick's®. In pet food and pet snacks, its brands include Meow Mix®, Milk-Bone®, Kibbles 'n Bits®, Natural Balance®, and 9Lives®. The Company remains rooted in the Basic Beliefs of Quality, People, Ethics, Growth, and Independence established by its founder and namesake more than a century ago. For more information about the Company, visit jmsmucker.com.

The J. M. Smucker Company is the owner of all trademarks referenced herein, except for the following, which are used under license: Pillsbury® is a trademark of The Pillsbury Company, LLC, and Dunkin' Donuts® is a registered trademark of DD IP Holder, LLC.

Dunkin' Donuts® brand is licensed to The J. M. Smucker Company for packaged coffee products sold in retail channels such as grocery stores, mass merchandisers, club stores, and drug stores. This information does not pertain to Dunkin' Donuts® coffee or other products for sale in Dunkin' Donuts® restaurants. K-Cup® is a trademark of Keurig Green Mountain, Inc., used with permission.

The J. M. Smucker Company
Unaudited Condensed Consolidated Statements of Income

	Three Months Ended October 31,			Six Months Ended October 31,
			% Increase			% Increase
	2016	2015	(Decrease)	2016	2015	(Decrease)
	(Dollars in millions, except per share data)

Net sales	$ 1,913.9	$ 2,077.7	(8%)	$ 3,729.7	$ 4,029.7	(7%)
Cost of products sold	1,171.0	1,290.4	(9%)	2,264.1	2,513.7	(10%)
Gross Profit	742.9	787.3	(6%)	1,465.6	1,516.0	(3%)
Gross margin	38.8%	37.9%		39.3%	37.6%

Selling, distribution, and administrative expenses	363.1	389.8	(7%)	719.1	777.4	(7%)
Amortization	51.8	53.0	(2%)	103.5	106.0	(2%)
Other special project costs	26.6	30.6	(13%)	48.8	53.5	(9%)
Other operating (income) expense - net	(1.9)	0.1	n/m	(2.9)	(1.8)	61%
Operating Income	303.3	313.8	(3%)	597.1	580.9	3%
Operating margin	15.8%	15.1%		16.0%	14.4%

Interest expense - net	(41.0)	(42.6)	(4%)	(82.5)	(87.0)	(5%)
Other income (expense) - net	3.2	(1.6)	n/m	4.3	(1.5)	n/m
Income Before Income Taxes	265.5	269.6	(2%)	518.9	492.4	5%
Income taxes	88.2	93.6	(6%)	171.6	180.0	(5%)
Net Income	$ 177.3	$ 176.0	1%	$ 347.3	$ 312.4	11%

Net income per common share	$ 1.52	$ 1.47	3%	$ 2.98	$ 2.61	14%

Net income per common share –
assuming dilution	$ 1.52	$ 1.47	3%	$ 2.98	$ 2.61	14%

Dividends declared per common share	$ 0.75	$ 0.67	12%	$ 1.50	$ 1.34	12%

Weighted-average shares outstanding	116,429,632	119,670,298	(3%)	116,382,037	119,646,026	(3%)
Weighted-average shares outstanding –
assuming dilution	116,553,240	119,680,574	(3%)	116,514,369	119,657,766	(3%)

The J. M. Smucker Company
Unaudited Condensed Consolidated Balance Sheets

	October 31, 2016	April 30, 2016
	(Dollars in millions)
Assets
Current Assets:
Cash and cash equivalents	$ 121.8	$ 109.8
Trade receivables, less allowance for doubtful accounts	517.8	450.1
Inventories	1,028.4	899.4
Other current assets	137.2	114.1
Total Current Assets	1,805.2	1,573.4

Property, Plant, and Equipment - Net	1,586.7	1,627.7

Other Noncurrent Assets:
Goodwill	6,080.0	6,091.1
Other intangible assets - net	6,387.3	6,494.4
Other noncurrent assets	199.0	197.5
Total Other Noncurrent Assets	12,666.3	12,783.0
Total Assets	$ 16,058.2	$ 15,984.1

Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$ 435.8	$ 459.4
Short-term borrowings	406.0	284.0
Other current liabilities	464.5	469.6
Total Current Liabilities	1,306.3	1,213.0

Noncurrent Liabilities:
Long-term debt	4,945.4	5,146.0
Other noncurrent liabilities	2,626.4	2,616.6
Total Noncurrent Liabilities	7,571.8	7,762.6

Shareholders' Equity	7,180.1	7,008.5
Total Liabilities and Shareholders' Equity	$ 16,058.2	$ 15,984.1

The J. M. Smucker Company
Unaudited Condensed Consolidated Statements of Cash Flow

	Three Months Ended October 31,		Six Months Ended October 31,
	2016	2015	2016	2015
	(Dollars in millions)

Operating Activities
Net income	$ 177.3	$ 176.0	$ 347.3	$ 312.4
Adjustments to reconcile net income to net cash
provided by operations:
Depreciation	53.0	54.7	107.0	110.4
Amortization	51.8	53.0	103.5	106.0
Share-based compensation expense	7.0	8.7	15.1	16.4
Loss on disposal of assets - net	0.5	1.3	1.0	2.6
Other noncash adjustments	0.2	1.1	0.4	(2.4)
Defined benefit pension contributions	(0.5)	(0.9)	(1.3)	(1.8)
Changes in assets and liabilities, net of effect
from businesses acquired:
Trade receivables	4.4	(97.7)	(69.9)	(178.5)
Inventories	(15.4)	99.2	(132.7)	107.6
Accounts payable and accrued items	(35.1)	14.1	17.8	(2.6)
Income and other taxes	(83.7)	(59.6)	(38.6)	68.3
Other - net	(23.1)	25.6	25.7	44.1
Net Cash Provided by Operating Activities	136.4	275.5	375.3	582.5

Investing Activities
Business acquired, net of cash acquired	-	-	-	7.9
Additions to property, plant, and equipment	(33.8)	(64.4)	(84.0)	(117.4)
Proceeds from disposal of property, plant, and equipment	0.4	0.2	0.4	0.2
Other - net	(0.4)	6.3	(12.7)	13.3
Net Cash Used for Investing Activities	(33.8)	(57.9)	(96.3)	(96.0)

Financing Activities
Short-term borrowings - net	100.0	67.4	122.0	144.0
Repayments of long-term debt	(100.0)	(200.0)	(200.0)	(450.0)
Quarterly dividends paid	(87.1)	(80.1)	(164.9)	(156.5)
Purchase of treasury shares	(0.7)	(0.5)	(18.8)	(7.4)
Other - net	(0.1)	-	0.6	0.5
Net Cash Used for Financing Activities	(87.9)	(213.2)	(261.1)	(469.4)
Effect of exchange rate changes on cash	(2.5)	1.0	(5.9)	(3.7)
Net increase in cash and cash equivalents	12.2	5.4	12.0	13.4
Cash and cash equivalents at beginning of period	109.6	133.6	109.8	125.6
Cash and Cash Equivalents at End of Period	$ 121.8	$ 139.0	$ 121.8	$ 139.0

The J. M. Smucker Company
Unaudited Supplemental Schedule

	Three Months Ended October 31,				Six Months Ended October 31,
		% of		% of		% of		% of
	2016	Net Sales	2015	Net Sales	2016	Net Sales	2015	Net Sales
	(Dollars in millions)

Net sales	$ 1,913.9		$ 2,077.7		$ 3,729.7		$ 4,029.7
Selling, distribution, and
administrative expenses:
Marketing	121.1	6.3%	123.0	5.9%	229.8	6.2%	237.8	5.9%
Selling	67.7	3.5%	86.5	4.2%	132.7	3.6%	171.1	4.2%
Distribution	62.5	3.3%	62.3	3.0%	122.7	3.3%	124.0	3.1%
General and administrative	111.8	5.8%	118.0	5.7%	233.9	6.3%	244.5	6.1%
Total selling, distribution, and
administrative expenses	$ 363.1	19.0%	$ 389.8	18.8%	$ 719.1	19.3%	$ 777.4	19.3%

Amounts may not add due to rounding.

The J. M. Smucker Company
Unaudited Reportable Segments

	Three Months Ended October 31,		Six Months Ended October 31,
	2016	2015	2016	2015
	(Dollars in millions)

Net sales:
U.S. Retail Coffee	$ 551.8	$ 586.1	$ 1,065.1	$ 1,151.1
U.S. Retail Consumer Foods	557.3	644.0	1,094.3	1,226.2
U.S. Retail Pet Foods	531.0	566.7	1,050.5	1,116.6
International and Foodservice	273.8	280.9	519.8	535.8
Total net sales	$ 1,913.9	$ 2,077.7	$ 3,729.7	$ 4,029.7

Segment profit:
U.S. Retail Coffee	$ 186.5	$ 180.4	$ 360.3	$ 354.2
U.S. Retail Consumer Foods	118.9	127.3	230.3	246.7
U.S. Retail Pet Foods	114.5	115.0	236.7	231.8
International and Foodservice	51.7	55.6	91.2	91.7
Total segment profit	$ 471.6	$ 478.3	$ 918.5	$ 924.4
Amortization	$ (51.8)	$ (53.0)	$ (103.5)	$ (106.0)
Interest expense - net	(41.0)	(42.6)	(82.5)	(87.0)
Unallocated derivative (losses) gains	(14.2)	6.0	(6.5)	(4.0)
Cost of products sold - special project costs	(0.3)	(3.0)	(4.3)	(6.1)
Other special project costs	(26.6)	(30.6)	(48.8)	(53.5)
Corporate administrative expenses	(75.4)	(83.9)	(158.3)	(173.9)
Other income (expense) - net	3.2	(1.6)	4.3	(1.5)
Income before income taxes	$ 265.5	$ 269.6	$ 518.9	$ 492.4

Segment profit margin:
U.S. Retail Coffee	33.8%	30.8%	33.8%	30.8%
U.S. Retail Consumer Foods	21.3%	19.8%	21.0%	20.1%
U.S. Retail Pet Foods	21.6%	20.3%	22.5%	20.8%
International and Foodservice	18.9%	19.8%	17.5%	17.1%

Non-GAAP Measures

The Company uses non-GAAP financial measures, including: net sales excluding the noncomparable impact of the divestiture and foreign currency exchange; adjusted gross profit, operating income, income, and earnings per share; earnings before interest, taxes, depreciation, and amortization ("EBITDA"); and free cash flow, as key measures for purposes of evaluating performance internally. The Company believes that these measures provide useful information to investors because they are the measures used to evaluate performance on a comparable year-over-year basis. Non-GAAP profit measures exclude certain items affecting comparability which include merger and integration and restructuring costs ("special project costs") and unallocated gains and losses on commodity and foreign currency exchange derivatives ("unallocated derivative gains and losses"). The special project costs relate to specific merger and integration and restructuring projects, and the unallocated derivative gains and losses reflect the changes in fair value of the Company's commodity and foreign currency exchange contracts. Beginning May 1, 2016, the Company redefined the non-GAAP measures to also exclude amortization expense related to intangible assets, including any related impairment charges ("amortization"), and has modified prior year results to conform to the new definition. The Company believes that excluding amortization in its non-GAAP measures is more reflective of the Company's operating performance and the way in which the Company manages its business, as amortization is a non-cash expense and can be significantly affected by the timing and size of acquisitions. These non-GAAP financial measures are not intended to replace the presentation of financial results in accordance with U.S. generally accepted accounting principles ("GAAP"). Rather, the presentation of these non-GAAP financial measures supplements other metrics used by management to internally evaluate its businesses and facilitates the comparison of past and present operations and liquidity. These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments. A reconciliation of certain non-GAAP financial measures to the comparable GAAP financial measure for the current and prior year periods is included in the "Unaudited Non-GAAP Financial Measures" tables. The Company has also provided a reconciliation of non-GAAP financial measures for its fiscal 2017 outlook. As the amount of unallocated derivative gains and losses varies depending on market conditions and levels of derivative transactions with respect to a particular fiscal year, it is not determinable on a forward-looking basis and no guidance has been provided.

The J. M. Smucker Company
Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,				Six Months Ended October 31,
			Increase				Increase
	2016	2015	(Decrease)%		2016	2015	(Decrease)%
	(Dollars in millions)

Net sales reconciliation:
Net sales	$ 1,913.9	$ 2,077.7	$ (163.8)	(8%)	$ 3,729.7	$ 4,029.7	$ (300.0)	(7%)
Milk divestiture	-	(67.7)	67.7	3%	-	(107.2)	107.2	3%
Net sales excluding divestiture	$ 1,913.9	$ 2,010.0	$ (96.1)	(5%)	$ 3,729.7	$ 3,922.5	$ (192.8)	(5%)
Foreign currency exchange	(0.1)	-	(0.1)	-	4.5	-	4.5	-
Net sales excluding divestiture and
foreign currency exchange	$ 1,913.8	$ 2,010.0	$ (96.2)	(5%)	$ 3,734.2	$ 3,922.5	$ (188.3)	(5%)

Amounts may not add due to rounding.

Net sales excluding divestiture has been adjusted for the noncomparable impact of the U.S. canned milk business divested on December 31, 2015.

The J. M. Smucker Company
Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,		Six Months Ended October 31,
	2016	2015	2016	2015
	(Dollars in millions, except per share data)

Gross profit reconciliation:
Gross profit	$ 742.9	$ 787.3	$ 1,465.6	$ 1,516.0
Unallocated derivative losses (gains)	14.2	(6.0)	6.5	4.0
Cost of products sold - special project costs	0.3	3.0	4.3	6.1
Adjusted gross profit	$ 757.4	$ 784.3	$ 1,476.4	$ 1,526.1
% of net sales	39.6%	37.7%	39.6%	37.9%

Operating income reconciliation:
Operating income	$ 303.3	$ 313.8	$ 597.1	$ 580.9
Amortization	51.8	53.0	103.5	106.0
Unallocated derivative losses (gains)	14.2	(6.0)	6.5	4.0
Cost of products sold - special project costs	0.3	3.0	4.3	6.1
Other special project costs	26.6	30.6	48.8	53.5
Adjusted operating income	$ 396.2	$ 394.4	$ 760.2	$ 750.5
% of net sales	20.7%	19.0%	20.4%	18.6%

Net income reconciliation:
Net income	$ 177.3	$ 176.0	$ 347.3	$ 312.4
Income taxes	88.2	93.6	171.6	180.0
Amortization	51.8	53.0	103.5	106.0
Unallocated derivative losses (gains)	14.2	(6.0)	6.5	4.0
Cost of products sold - special project costs	0.3	3.0	4.3	6.1
Other special project costs	26.6	30.6	48.8	53.5
Adjusted income before income taxes	$ 358.4	$ 350.2	$ 682.0	$ 662.0
Income taxes, as adjusted	119.2	121.1	225.6	242.0
Adjusted income	$ 239.2	$ 229.1	$ 456.4	$ 420.0

Weighted-average common shares outstanding	115,885,448	119,159,257	115,845,261	119,124,508
Weighted-average participating shares outstanding	544,184	511,041	536,776	521,518
Total weighted-average shares outstanding	116,429,632	119,670,298	116,382,037	119,646,026
Dilutive effect of stock options	123,608	10,276	132,332	11,740
Total weighted-average shares outstanding - assuming dilution	116,553,240	119,680,574	116,514,369	119,657,766

Adjusted earnings per share	$ 2.05	$ 1.91	$ 3.92	$ 3.51

The J. M. Smucker Company
Unaudited Non-GAAP Financial Measures

	Three Months Ended October 31,		Six Months Ended October 31,
	2016	2015	2016	2015
	(Dollars in millions)

EBITDA reconciliation:
Net income	$ 177.3	$ 176.0	$ 347.3	$ 312.4
Income taxes	88.2	93.6	171.6	180.0
Interest expense - net	41.0	42.6	82.5	87.0
Depreciation	53.0	54.7	107.0	110.4
Amortization	51.8	53.0	103.5	106.0
Earnings before interest, taxes, depreciation, and amortization	$ 411.3	$ 419.9	$ 811.9	$ 795.8
% of net sales	21.5%	20.2%	21.8%	19.7%

Free cash flow reconciliation:
Net cash provided by operating activities	$ 136.4	$ 275.5	$ 375.3	$ 582.5
Additions to property, plant, and equipment	(33.8)	(64.4)	(84.0)	(117.4)
Free cash flow	$ 102.6	$ 211.1	$ 291.3	$ 465.1

The following tables provide a reconciliation of the Company's fiscal 2017 guidance for estimated adjusted earnings per share and free cash flow.

	Year Ending April 30, 2017
	Low	High

Net income per common share - assuming dilution reconciliation:
Net income per common share - assuming dilution	$ 5.85	$ 6.00
Special project costs	0.57	0.57
Amortization	1.18	1.18
Adjusted earnings per share	$ 7.60	$ 7.75

	Year Ending April 30, 2017
	(Dollars in millions)
Free cash flow reconciliation:
Net cash provided by operating activities	$ 1,240
Additions to property, plant, and equipment	(240)
Free cash flow	$ 1,000

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CONTACT: The J. M. Smucker Company: (330) 682-3000; Investors: Aaron Broholm, Vice President, Investor Relations; Media: Maribeth Burns, Vice President, Corporate Communications